Exhibit 99.1

              CSS Industries, Inc. Reports Sales and Earnings for the Quarter and Six Months Ended September 30, 2007

     PHILADELPHIA--(BUSINESS WIRE)--Oct. 25, 2007--CSS Industries, Inc. (NYSE:CSS) announced today the results of operations for the second quarter and six months ended September 30, 2007. For the quarter ended September 30, 2007, sales decreased by 1% to $172,882,000 from $173,830,000 in 2006. Net income increased 16% to $13,535,000, or $1.22 per diluted share, compared to prior year net income of $11,703,000, or $1.08 per diluted share. For the six months ended September 30, 2007, sales of $219,684,000 decreased 1% compared to sales of $221,363,000 in 2006. Net income increased 47% to $9,108,000, or $.82 per diluted share, compared to prior year net income of $6,196,000, or $.57 per diluted share. The Company's highly seasonal business results in operating losses in the first and fourth quarters of the fiscal year and operating profits in the second and third quarters.

     The 1% decline in sales for the quarter and six months ended September 30, 2007 is primarily the result of reduced boxed greeting card sales to warehouse clubs and lower sales of educational products, partially offset by the earlier timing of certain Christmas product line shipments, particularly gift wrap. Net income improved 16% for the quarter and 47% for the six months ended September 30, 2007 largely due to the reduced cost structure resulting from the restructuring program implemented in November of 2006, which combined the operations of the Company's Cleo Inc and Berwick Offray LLC subsidiaries, as well as lower interest expense on reduced borrowings compared to the prior year.

     The Board of Directors of the Company recently approved a systems integration plan designed to standardize the enterprise resource planning ("ERP") systems, master data and business processes across all CSS businesses. Oracle Corp.'s JD Edwards EnterpriseOne is currently utilized at the Company's Paper Magic Group and was selected as the ERP solution for all of CSS. The Company believes this project, which is expected to be implemented in phases over two and one-half years, will provide a sound, cost effective foundation for the future growth of CSS, as well as provide the systems and business process infrastructure for future acquisitions and operating efficiencies. The incremental cash outlay for this initiative over a two and one-half year period is projected to be $8,100,000. During fiscal 2008, the Company expects the cash outlay to be $4,500,000 with no material impact on the income statement.

     "We are pleased to announce that quarterly and six month results are in line with our expectations. Furthermore, we continue to believe that estimated full year earnings for fiscal 2008 will be within our previously announced range of $2.45 - $2.60 per diluted share," commented Christopher J. Munyan, CSS' President and CEO. "The recent approval by our Board of Directors of the systems integration plan is an important step toward standardizing best business practices across our businesses," continued Mr. Munyan.

     CSS is a consumer products company primarily engaged in the design and sale of seasonal and all occasion products, principally to mass market retailers. These products include gift wrap, gift bags, gift boxes, boxed greeting cards, gift tags, decorative tissue paper, decorations, classroom exchange Valentines, decorative ribbons and bows, Halloween masks, costumes, make-ups and novelties, Easter egg dyes and novelties, and craft and educational products.

     This press release includes "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, including, among others, statements relating to expected future earnings and financial performance and expected future benefits and costs associated with the project relating to the standardization of the Company's ERP systems. Forward-looking statements are based on the beliefs of the Company's management as well as assumptions made by and information currently available to the Company's management as to future events and financial performance with respect to the Company's operations. Forward-looking statements speak only as of the date made. The Company undertakes no obligation to update any forward-looking statements to reflect the events or circumstances arising after the date as of which they were made. Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including without limitation, general market conditions, increased competition, increased operating costs, including labor-related and energy costs and costs relating to the imposition or retrospective application of duties on imported products, currency risks and other risks associated with international markets, risks associated with the combination of the operations of the Company's Cleo and Berwick Offray subsidiaries, including the risk that the restructuring related savings may not meet the expected amounts previously reported, risks associated with the Company's ERP systems standardization project, including the risk that the cost of the project will exceed expectations, the risk that the expected benefits of the project will not be realized and the risk that implementation of the project will interfere with and adversely affect the Company's operations and financial performance, risks associated with the expiration on December 31, 2007 of the collective bargaining agreement between the Company's Cleo subsidiary and the labor union representing certain production and maintenance employees employed at Cleo's Memphis, Tennessee facility, including the risk that a new collective bargaining agreement may not be reached prior to the expiration of the current collective bargaining agreement, the risk that customers may become insolvent, costs of compliance with governmental regulations and government investigations, liability associated with non-compliance with governmental regulations, including regulations pertaining to the environment, Federal and state employment laws, and import and export controls and customs laws, and other factors described in the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 2007 and elsewhere in the Company's SEC filings. As a result of these factors, readers are cautioned not to place undue reliance on any forward-looking statements included herein or that may be made elsewhere from time to time by, or on behalf of, the Company.

     CSS' consolidated results of operations for the quarters and six months ended September 30, 2007 and 2006 and condensed consolidated balance sheets as of September 30, 2007, March 31, 2007 and September 30, 2006 follow:


                CSS INDUSTRIES, INC. AND SUBSIDIARIES
----------------------------------------------------------------------

                  CONSOLIDATED RESULTS OF OPERATIONS
----------------------------------------------------------------------
                             (Unaudited)

(In thousands, except per
 share amounts)
                               Three Months Ended   Six Months Ended
                                  September 30,       September 30,
                               ------------------- -------------------
                                 2007      2006      2007      2006
                               --------- --------- --------- ---------

SALES                          $172,882  $173,830  $219,684  $221,363
                               --------- --------- --------- ---------

COSTS AND EXPENSES
   Cost of sales                126,683   129,003   160,202   163,066
   Selling, general and
    administrative expenses      25,158    25,289    45,841    47,493
   Interest expense (income),
    net                             284     1,083       (90)    1,217
   Other income                    (159)      (66)     (401)     (228)
                               --------- --------- --------- ---------

                                151,966   155,309   205,552   211,548
                               --------- --------- --------- ---------

INCOME BEFORE INCOME TAXES       20,916    18,521    14,132     9,815

INCOME TAX EXPENSE                7,381     6,818     5,024     3,619
                               --------- --------- --------- ---------

NET INCOME                     $ 13,535  $ 11,703  $  9,108  $  6,196
                               ========= ========= ========= =========

NET INCOME PER COMMON SHARE
    Basic                      $   1.25  $   1.11  $    .84  $    .59
                               ========= ========= ========= =========
    Diluted                    $   1.22  $   1.08  $    .82  $    .57
                               ========= ========= ========= =========

WEIGHTED AVERAGE SHARES
 OUTSTANDING
    Basic                        10,857    10,559    10,869    10,528
                               ========= ========= ========= =========
    Diluted                      11,129    10,838    11,161    10,831
                               ========= ========= ========= =========

CASH DIVIDENDS PER SHARE OF
 COMMON STOCK                  $    .14  $    .12  $    .28  $    .24
                               ========= ========= ========= =========


                CSS INDUSTRIES, INC. AND SUBSIDIARIES
----------------------------------------------------------------------

                CONDENSED CONSOLIDATED BALANCE SHEETS
----------------------------------------------------------------------

(In thousands)
                             September 30,   March 31,   September 30,
                                 2007          2007          2006
                             ------------- ------------- -------------
                              (Unaudited)    (Audited)    (Unaudited)

          ASSETS
----------------------------

CURRENT ASSETS
    Cash and cash
     equivalents             $       6,004 $     100,091 $      11,182
    Accounts receivable, net       147,482        37,169       140,450
    Inventories                    140,014        82,138       167,699
    Deferred income taxes            8,130         8,645         7,328
    Assets held for sale             2,564         2,564         1,599
    Other current assets            14,103        13,665        16,929
                             ------------- ------------- -------------

        Total current assets       318,297       244,272       345,187
                             ------------- ------------- -------------

PROPERTY, PLANT AND
 EQUIPMENT, NET                     54,753        58,897        65,315
                             ------------- ------------- -------------

OTHER ASSETS
    Goodwill                        30,952        30,952        30,952
    Intangible assets, net           4,298         4,328         4,375
    Other                            3,685         4,621         3,873
                             ------------- ------------- -------------

        Total other assets          38,935        39,901        39,200
                             ------------- ------------- -------------

        Total assets         $     411,985 $     343,070 $     449,702
                             ============= ============= =============

    LIABILITIES AND
     STOCKHOLDERS' EQUITY
----------------------------

CURRENT LIABILITIES
    Notes payable            $      20,100 $           - $      73,510
    Current portion of long-
     term debt                      10,210        10,195        10,195
    Accrued customer
     programs                       11,749        10,290        11,992
    Other current
     liabilities                    76,304        35,478        75,219
                             ------------- ------------- -------------

       Total current
        liabilities                118,363        55,963       170,916
                             ------------- ------------- -------------

LONG-TERM DEBT, NET OF
 CURRENT PORTION                    20,276        20,392        30,490
                             ------------- ------------- -------------

LONG-TERM OBLIGATIONS                6,308         3,221         3,211
                             ------------- ------------- -------------

DEFERRED INCOME TAXES                1,147         2,384         5,298
                             ------------- ------------- -------------

STOCKHOLDERS' EQUITY               265,891       261,110       239,787
                             ------------- ------------- -------------

       Total liabilities and
        stockholders' equity $     411,985 $     343,070 $     449,702
                             ============= ============= =============


     CONTACT: CSS Industries, Inc.
              Clifford E. Pietrafitta
              Chief Financial Officer
              215-569-9900